FORM S-8

                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933





                                       LAS VEGAS ENTERTAINMENT NETWORK, INC.
                      (Exact name of registrant as specified in its charter)


            Delaware                                        94-3125854

(State or other jurisdiction of                      (I.R.S. Employer Identifi-
 incorporation or organization)                               cation Number)

               1801 Century Park East, Suite 2300, Los Angeles, California 90067
                           (Address of Principal Executive Offices)  (Zip Code)

                                           Issuance of Shares to Officer
                                           1999 Stock Compensation Plan
                                             (Full Title of the plans)

             Joseph A. Corazzi, President, Las Vegas Entertainment Network, Inc. 1801 Century Park East, Suite 2300, Los Angeles, California 90067
                                      (Name and address of agent for service)

                                                  (310) 551-0011
                 (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE


    Proposed
   securities             Proposed                                           maximum
      to be             Amount to be          maximum offering         aggregate offering            Amount of
   registered             registered           price per unit                 price              registration fee

Common Stock(1)            2,000,000              $2.03125 (2)                $4,235,156.20             $1,249.37



(1) Includes up to 2,000,000 shares issuable under the 1999 Stock Compensation Plan, 85,000 shares to one officer and reoffers of such
   ----
       shares.

(2) The registration fee is based upon the closing sale price of the common stock as reflected on NASDAQ on February 11, 1999, $1,253.75
   ----
       paid on February 18, 1999.

                                                    PROSPECTUS




                                       LAS VEGAS ENTERTAINMENT NETWORK, INC.



                                      Up to 2,000,000 Shares of Common Stock
                             Receivable Under the 1999 Stock Compensation Plan,
                                           85,000 Shares to one Officer
                                     and Reoffered by Means of this Prospectus

                                    This Prospectus shall be supplemented from
                               time to time as the identity of the officers and
                      directors and shares to be reoffered by them becomes known

       Selling shareholders will offer their shares on NASDAQ, on the over the counter market or on any national securities exchange if the common stock is then listed on such exchange. Selling shareholders, if control persons, are required to sell their shares in accordance with the volume limitations of Rule 144 under the Securities Act of 1933, which restricts sales in any three month period to the greater of 1% of the total outstanding common stock or the average weekly trading volume of the Company's common stock during the four calendar weeks immediately preceding such sale. It is expected that persons effecting transactions will be paid the normal and customary commissions for market transactions.

                                               AVAILABLE INFORMATION

       Las Vegas Entertainment Network, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, as well as proxy statements and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at 150 Causeway Street, Boston, Massachusetts 02114, 1375 Peachtree Street N.E., Suite 788, Atlanta, Georgia 30367, 411 West Seventh Street, 8th Floor, Fort Worth, Texas 76102, 410 Seventeenth Street, Suite 700, Denver, Colorado 80202, 600 Arch Street, Room 2204, Federal Building, Philadelphia, Pennsylvania 19106, 26 Federal Plaza, Room 1028, New York, New York 10278, 5757 Wilshire Boulevard, Los Angeles, California 90036-3648, Everett McKinley Dirksen Building, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549.

                                               SELLING STOCKHOLDERS

       The following table sets forth information regarding the beneficial ownership of common stock owned by each officer and director of the Company selling common stock pursuant to this Prospectus as of February 18, 1999 and after giving effect to the sale of common stock pursuant to this Prospectus. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.

                                                       Before Offering                   After Offering
         Name and Address                         Number                             Number
        of Beneficial Owner                      of Shares         Percent          of Shares          Percent

Joseph A. Corazzi                                  324,794           15.3%            239,794            11.3%
1801 Century Park East
Suite 2300
Los Angeles, California 90067(2)


*less than 1%

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2) Includes 118,294 shares owned by Mr. Corazzi; 6,500 shares issuable under an option granted to Mr. Corazzi under the Company's Stock Option Plan, and 200,000 shares issuable under options not granted under the Stock Option Plan.


                                      INFORMATION WITH RESPECT TO THE COMPANY

       This Prospectus is accompanied by the Company's Annual Report on Form 10-KSB for the year ended October 31, 1998 or the latest Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB filed subsequent thereto. These
Annual and Quarterly Reports as well as all other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 are hereby incorporated by reference in this Prospectus and may be obtained, without charge, upon the oral or written request of any person to the Company at 1801 Century Park East, Suite 2300, Los Angeles, California 90067, telephone (310) 551-0011.

                                                  INDEMNIFICATION

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                                     PART II


Item 3.    Incorporation of Documents by Reference.

           The Registrant incorporates the following documents by reference in the registration statement:

           (a) The Company's Annual Report on Form 10-KSB filed for the year ended October 31, 1998;

           (b) A description of securities is incorporated by reference from the Registrant's Registration Statement on Form S-1, File No. 33-39047, and specifically Amendment No. 6 to such registration statement filed on February 19, 1992.

           All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.    Interests of Named Experts and Counsel

           The principal of Hand & Hand, Jehu Hand, who has provided an opinion regarding the legality of the securities registered hereby, may receive shares of common stock hereunder.

Item 6.    Indemnification of Officers and Directors

           The Company's Bylaws and Section 145 of the Delaware General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

           The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.


Item 7.    Exemption from Registration Claimed

           On February 18, sales are expected to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale". As a condition precedent to each sale or gift, the respective purchaser was or will be required to execute an investment letter and consent to the imprinting of a restrictive legend on each stock certificate received from the Company.


Item 8.    Exhibits

           3.      Exhibits

                   3.1   Certificate of Incorporation of the Company, as amended.(1)

                   3.2   Bylaws of the Company.(1)

                   3.3   Amendment to the Certificate of Incorporation.(4)

                   3.4   Adopted Amendment to Certificate of Incorporation regarding preferred stock.(9)

                   3.5   Amendment to Certificate of Incorporation for reverse Stock Split.(14)

           5.      Opinion of Hand & Hand, consent included.(15)

                   10.1  Compensatory Plan for Directors and Officers, with schedule of details.(1)

                   10.2  Employment Agreement with Stan Irwin.(1)

                   10.4  Employment Agreement with Carl A. Sambus.(1)

                   10.11 1993 Stock Option Plan.(7)

                   10.12 Stock Compensation Plan.(7)

                   10.13 Employment Agreement with Joseph A. Corazzi.(7)

                   10.15 Form of Mergers and Acquisitions Agreement with D.H. Blair Investment Banking Corp.
                         (formerly Exhibit 4.4)(1)

                   10.16 Finders Agreement with Anker Bank.(9)

                   10.17 Joint Venture Agreement between the Registrant, through Pacific DNS, Inc. and
                         Consolidated Resort Enterprises, Inc.(9)

                   10.18 Form of Mergers and Acquisitions Agreement with D.H. Blair Investment Banking Corp.
                         (formerly Exhibit 4.4)(1)

                   10.19 Settlement Agreement with Winner's Entertainment, Inc.(9)

                   10.20 Loan Agreements between the Company and BP Group, Ltd.--$375,000 loan.(9)

                   10.21 Loan Agreements between the Company and BP Group, Ltd.--$1,150,000 loan.(9)

                   10.22 Loan Agreements between the Company and Duneden, Ltd.(9)

                   10.23 Agreement for Purchase and Sale of Joint Venture between Pacific DNS, Inc. (a wholly owned subsidiary of the Company), MPTV, Inc. and Consolidated Resort Enterprises,
                         Inc.(9)

                   10.24 Securities Purchase Agreement dated as of January 22 1996 between the Company,
                         CountryLand Properties, Inc. and SunAmerica Life Insurance Company, with exhibits.(10)

                                                      II-2





                   10.25 Subordination Agreement dated as of January 22, 1996 between the Company,
                         CountryLand Properties, International Thoroughbred Breeders, Inc., Orion Casino
                         Corporation and SunAmerica Life Insurance Company.(10)

                   10.26 Assignment and Assumption Agreement between CountryLand Properties, Inc. and Orion
                         Casino Corporation and acknowledged and agreed to by SunAmerica Life Insurance
                         Company.(10)

                   10.27 Loan  Agreement  between NPD and Casino-Co  Corporation dated January 15, 1997 with related Secured  Promissory
                         Note, and Security Agreement, and Pledge Agreement.(11)

                   10.28 Guaranty of Nunzio DeSantis in favor of Casino-Co Corporation.(11)

                   10.29 Option of NPD, in favor of Casino-Co Corporation.(11)

                   10.30 Loan Agreement between LVEN and Malbec Inc. dated March 20, 1996 with related
                         Secured Promissory Note and Security Agreement.(12)

                   10.31 Loan Agreement between Pacific DNS and Tee One Up Inc. dated September 4, 1996 with related Secured Promissory Note and Security Agreement.(12)

                   10.32 Joint Venture Agreement between Electronic Media Inc., Texas Information Development
                         Commission and William Luke Stewart.(12)

                   10.33 Nordic Gaming Option Agreement dated June 30, 1997.(13)

                   10.34 Loan  Agreement  between  Nordic  Gaming and LVEN dated
                         August 27, 1997 with related Secured Promissory Note, and Security Agreement, and Pledge Agreement.(13)

                   10.35 Employment Agreements between LVEN and LVCC with Joseph A. Corazzi.(13)

                   10.36 Joint Venture Agreement dated June 6, 1997 between Electronic Media Company-Nevada and Russ Gerstein.(13)

                   10.37 Joint Venture Agreement dated June 6, 1997 between Electronic Media Company-Nevada,
                         Russ Gerstein, Carlos Lima and Juan Martinez.(13)

                   10.38 Certificate of Designation of Preferred Stock.(13)

                   10.39 Tri-Party Agreement dated May 23, 1997 between LVEN and International Thoroughbred
                         Breeders Inc. and Credit Suisse First Boston Mortgage Capital.(13)

                   10.40 Bi-Party Agreement dated May 23, 1997 between LVEN and International Thoroughbred
                         Breeders Inc.(13)

                   10.41 Option Agreement between LVEN and Nunzio DeSantis for 1,500,000 shares of LVEN common stock.(13)

                   10.42 Option Agreement between LVEN and Joseph A. Corazzi for 4,000,000 shares of LVEN common stock.(13)

                   10.43 Financial Statements of Fort Erie Racetrack.(13)


                                                      II-3




                   10.44 Stipulation and Agreement of Compromise, Settlement and Release between LVEN,
                         International Thoroughbred Breeders Inc, Robert Quigley, etc. dated July 2, 1998.(14)

                   10.45 Board Resolution incorporating 1999 Stock Compensation Plan and issuance of shares to
                         Joseph A. Corazzi.(15)

                   24.1  Consent of Certified Public Accountants.(15)


(1) Filed with original filing of the Registration Statement on Form S-1, File No. 33-39047 (the "1992 S-1)
(2)     Filed with Amendment No. 3 to the 1992 S-1
(3)     Filed with Amendment No. 4 to the 1992 S-1
(4)     Filed with amendment No. 5 to the 1992 S-1
(5)     Filed with Amendment No. 6 to the 1992 S-1
(6) Incorporated by reference to the Company's annual Report on Form 10-KSB for the year ended October
        31, 1992
(7)     Filed with Post Effective Amendment No. 1 to the 1992 S-1, filed on
        Form SB-2
(8) Filed with Registration Statement on Form S-1, File No. 33-72980, filed on December 15, 1993
(9) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended October
        31, 1994
(10) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended October 31, 1995.
(11) Incorporated by reference to the Company's Current Report on Form 8-K dated January 15, 1997.
(12) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended October 31, 1996
(13) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended October 31, 1997
(14) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended October 31, 1998
(15)    Filed herewith

Item 9.         Undertakings

           (a)      The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)     To include any prospectus required by
section 10(a)(3) of the Securities Act
                                    of 1933;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
                    Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                            (i)     Insofar as indemnification for liabilities
 arising under the Securities Act of
                                    1933 may be permitted to directors, officers
 and controlling persons of the
                                    registrant pursuant to the foregoing
provisions, or otherwise, the registrant has
                                    been advised that in the opinion of the
Securities and Exchange Commission
                                    such indemnification is against public
 policy as expressed in the Act and is,
                                    therefore, unenforceable.  In the event that
 a claim for indemnification against
                                    such liabilities (other than the payment by
the registrant in the successful
                                    defense of any action, suit or proceeding)
 is asserted by such director, officer
                                    or controlling person in connection with the
 securities being registered, the
                                    registrant will, unless in the opinion of
 its counsel that matter has been settled
                                    by controlling precedent, submit to a court
 of appropriate jurisdiction the
                                    question whether such indemnification by it
 is against public policy as
                                    expressed in the Act and will be governed by
 the final adjudication of such
                                    issue.

                                                   SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California, on February 8, 1999.


                                        LAS VEGAS ENTERTAINMENT NETWORK, INC.



                                                    By:   /s/ Joseph A. Corazzi
                                                          Joseph A. Corazzi
                                    President

       Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities indicated on February 8, 1999.




/s/ Joseph A. Corazzi                                        President and CEO
      Joseph A. Corazzi


/s/ Carl A. Sambus          Executive Vice President and Chief Financial Officer
      Carl A. Sambus   (principal accounting and financial officer) and Director


/s/ Paul Whitford                                            Director
      Paul Whitford


/s/ Jefferson Simmons                                        Director
      Jefferson Simmons